UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 9, 2010

Commission File Number: 333-142860

NACEL ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Wyoming	20-4315791
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

9375 E. Shea Blvd., Suite 100 Scottsdale, Arizona	85260
(Address of principal executive offices)	(Zip Code)

(602) 235-0355
(Registrant telephone including area code)

Check the appropriate item below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 – Other Events.

On November 2, 2010, NACEL Energy (“the Company”) deposited $25,000 with Arizona Public Service Company (“APS), the funds being the good faith estimate provided by APS of the expected costs likely to be incurred to complete a System Impact Study (SIS) for the Snowflake wind project located in Navajo County, AZ.

NACEL Energy anticipates a period of several months, or longer, before the SIS can be completed by APS personnel.  Should the results of the SIS be favorable and indicate the necessary electrical system and equipment upgrades to construct Snowflake are economically feasible, as currently anticipated by the Company, a then further period of time may occur before a final interconnection agreement can be executed with APS.

In the interim, important additional development milestones are underway concerning Snowflake including, without limitation, evaluating potential turbine partners and financing arrangements. Accordingly, the Company cautions that commissioning (operations) at Snowflake is not expected until the fourth quarter of fiscal 2010-11, or later depending on future events.

A copy of the press release pertaining to the foregoing is attached hereto as an exhibit.

Item 9.01 – Exhibits

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

NACEL ENERGY CORPORATION

Date: November 9, 2010	By: /s/ Mark Schaftlein
Mark Schaftlein, Chief Executive Officer